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                                             EXHIBIT 10(iii)(A)(3)


                   Phantom Stock Award Agreement



PHANTOM STOCK BONUS AWARD AGREEMENT OF AUSTRALIA between
Bankers Trust Australia Limited ("BT Bank"), an indirect
subsidiary of Bankers Trust New York Corporation (the
"Corporation"), the Corporation and            (the
"Recipient").

WHEREAS, the purpose of BT Bank Phantom Stock Bonus Awards is to aid BT Bank in securing and retaining officers and other key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of BT Bank, and have a favourable impact on the management, growth and protection of the business of BT Bank and its subsidiaries; and

WHEREAS, in consideration of the Recipient's past services in the
employment of BT Bank for the     calendar year and of the
agreement of the Recipient to continue in the employment of BT Bank for the time being, the Human Resources Committee of the Corporation (the "Committee") has resolved (and so directs BT
Bank), subject to the provisions of this Agreement, to award the Recipient a US$ cash bonus equal to the US$ fair market value of shares of the Corporation's Common Stock (the "Phantom Stock"), such cash bonus being calculated and payable at the end of a deferral period beginning on the date hereof and, subject to
Section 2 hereof, ending on               (the "Deferral Period")
and in connection with such award, BT Bank, the Corporation and the Recipient agree as follows:

1. Upon receipt of this Agreement executed by the Recipient, BT Bank and the Corporation for the purposes of calculating the award
will notionally grant               of Phantom Stock to the
Recipient. This notional grant is to be used as the basis for calculating the amount of bonus payable by BT Bank to the Recipient at the end of the Deferral Period. Subject to Section 2, at the end of the Deferral Period, BT Bank will pay a bonus to the Recipient equal to, the greater of, the amount determined by multiplying the number of shares of Phantom Stock awarded to the Recipient times the US$ fair market value of the Corporation's common stock, par value US$1 per share (the "Common Stock") upon the expiration of the Deferral Period, or, an amount determined by multiplying the number of shares of Phantom Stock awarded to the
Recipient times US$     .  The Recipient irrevocably authorizes
and directs BT Bank to deduct PAYE tax from the amount of the bonus.

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2. The Recipient acknowledges that the Recipient's rights
   hereunder may not be sold, assigned, transferred, pledged or otherwise dealt with or encumbered. Whilst this award is only payable at the end of the Deferral Period, it is
   nonforfeitable on and after              (the "Vesting Date").
   If the Recipient ceases to be employed by the Corporation or any of its direct or indirect subsidiaries prior to the Vesting Date, the Recipient agrees that the Recipient's rights hereunder will be forfeited without any action required by the Recipient, the Committee or BT Bank. However, the Committee may, in its absolute discretion, when it finds that it would be in the best interest of BT Bank to do so, deem the Recipient to have met the vesting period requirements and so direct BT Bank. The Committee, as part of exercising this discretion, may take into account any factors it thinks fit including (without limitation) whether the Recipient resigned from his/her employment or was terminated by BT Bank; the reason for the cessation of employment; whether the Recipient intended or was likely to commence employment with a competitor; whether the employee has accepted new employment and will be performing roles and functions in the new employment which are similar to those the employee performed while employed by BT (or any related body corporate of BT). Whether or not the roles and functions are considered "similar" will be determined in the absolute discretion of the directors. Whether the Recipient caused, or was likely to cause any damage to the business or reputation of BT Bank (or any related body corporate of BT Bank); whether the Recipient attempted to entice or take clients or other employees of BT Bank (or any related body corporate of BT Bank) with him or her. Further, notwithstanding anything in the foregoing to the contrary, upon a Change of Control, as defined in Schedule I to this Agreement, the Deferral Period in respect of all of the bonus award shall be deemed to have ended immediately before such Change of Control.

3. The Recipient shall not have either voting or dividend rights with respect to the notional grant of Phantom Stock; however, the Recipient shall be entitled to receive from BT Bank, by way of additional bonus remuneration, dividend equivalent payments with respect to the Phantom Stock that will coincide with the dividends actually paid by the Corporation on its Common Stock in terms of both payment amounts and periods.
   The Recipient will become entitled to the dividend equivalent amount on the ex date applicable to the dividend actually paid by the Corporation on its Common Stock. The dividend equivalent payments will be converted to A$ by BT Bank at the closing A$/US$ exchange rate on the business day preceding payment of the dividend equivalent amount by BT Bank (as
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   determined by BT Bank in good faith).  The dividend equivalent payments shall be made within thirty days after the relevant dividends are paid by the Corporation and will be made Net After Tax.

4. Neither this Agreement nor any action taken under this Agreement shall be construed as giving the Recipient any right to be retained in the employ of BT Bank.

5. The Recipient acknowledges that the Committee may in its absolute discretion (including, without limitation, to take account of any consolidation, subdivision or bonus issue of the Corporation's stock) amend the terms and conditions of this Agreement including retroactive amendments and may so direct BT Bank, provided, however, that no such amendment shall materially impair the Recipient's rights hereunder without his or her consent.

6. The award of bonus set forth in this Agreement shall be subject to cancellation by the Committee, which will so advise
   BT Bank, unless within twenty one (21) days of the date herein above set forth the Recipient delivers or mails a duly executed copy of this Agreement, to Bankers Trust New York
   Corporation, 130 Liberty Street, c/o Human Resources
   Department, New York, New York 10006.

7. Notwithstanding anything to the contrary in this Agreement, the amount of the bonus is to be reduced by the payroll tax, superannuation fund contributions (in lieu of superannuation guarantee charge) and any other computation type "on" costs determined by BT Bank in good faith to be referable thereto.

8. As used in this Agreement, "Net After Tax" means the amount determined by BT Bank in good faith after deduction from the bonus amount, as reduced under Section 7, of the normal pay as you earn tax installment deductions.

9. As used in this Agreement, the "fair market value" of the Corporation's Common Stock on a particular day is the weighted average price of the Corporation's Common Stock traded on the New York Stock Exchange on that particular day (or where that particular day is not a business day, the immediate preceding business day) as determined in good faith by BT Bank, as to which a certificate in writing by the secretary for the time being of BT Bank shall (in the absence of fraud or manifest material error) be conclusive.

10.Notwithstanding the foregoing, this award of bonus is contingent on the approval of the Committee and the Board of Directors of the Corporation.
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11.This agreement shall be construed and its provisions enforced and administered in accordance with the law of Australia.

IN WITNESS WHEREOF, BT Bank and the Corporation have duly executed this Phantom Stock Bonus Plan Agreement on the date set forth above.

BANKERS TRUST NEW YORK CORPORATION


BY

BANKERS TRUST AUSTRALIA LIMITED


BY

Agreed to this  3rd  day of   August, 1995



Recipient

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                                                        Schedule 1

As used in this Agreement, a "Change of Control" shall mean the following events:

(i) The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election for directors (the "Corporation Voting Securities"), provided, however, that any acquisition by the Corporation or any of its subsidiaries, or any employee benefit plan (or related unit) of the Corporation or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, shall not constitute a Change of Control; or

(ii) Individuals who, as of January 1, 1994, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which the individual and entities who were the

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respective beneficial owners of the common stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger of consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

Anything herein to the contrary notwithstanding, a Change of Control shall not be deemed to have occurred if such Change of Control results from or arises out of a purchase or other acquisition of the Corporation, directly or indirectly, by a corporation or other entity in which the Recipient has a direct or indirect equity interest; provided, however, that the limitation contained in this sentence shall not apply to any direct or indirect equity interest in a corporation or other entity (a) which equity interest is part of a class of equity interests which are publicly traded on any securities exchange or other market system, (b) received by the Recipient, without the Recipient's concurrence or consent, as a result of a purchase or other acquisition of the Corporation by such corporation or other entity, or (c) received by the Recipient without the Recipient's concurrence or consent, in connection with a purchase or other acquisition of the Corporation by such corporation or other entity in respect of any stock options or performance awards granted to the Recipient by the BT Bank or the Corporation.